UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 11, 2013

MARATHON PATENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2331 Mill Road, Suite 100 Alexandria, VA	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 232-1701

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into Item 1.01 and Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 11, 2013, the board of directors (“Board”) of Marathon Patent Group, Inc. (the “Company”) approved equity grants to certain key employees, including named executive officers and directors.  The Board approved stock option grants pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”) for the Company’s Common Stock and also issued shares of the Company’s restricted stock for the following named executive officers and directors in the following amounts:

Name	Title	Number of Options	Number of Shares of Restricted Stock
Doug Croxall	Chief Executive Officer	2,000,000	-
John Stetson	Chief Financial Officer	-	1,000,000
Stuart Smith	Director	-	250,000
Craig Nard	Director	150,000	-
Will Rosellini	Director	150,000	-

The equity grants were authorized on June 11, 2013, and the shares of restricted stock awarded to Mr. Stetson and Mr. Smith vested immediately. The stock options granted pursuant to the Plan have an exercise price equal to the fair market value per share on the option grant date, which was $0.4050 per share, and will vest pro rata monthly over the following 24 month period.  The options for all of the executives and directors will vest immediately upon a change of control, and are subject to, in the case of Mr. Croxall, such executive’s continued employment and in the case of any director, such director’s continued service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 12, 2013

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer